Exhibit 99.1

Sage Therapeutics Announces Closing of $345 Million Public Offering of Common

Stock, Including Full Exercise of Option to Purchase Additional Shares

CAMBRIDGE, Mass., November 17, 2017 — Sage Therapeutics (Nasdaq: SAGE), a clinical-stage biopharmaceutical company developing novel medicines to treat life-altering central nervous system (CNS) disorders, today announced the closing of its previously announced underwritten public offering of common stock, including the exercise in full by the underwriters of their option to purchase an additional 529,411 shares at the public offering price of $85.00 per share. The exercise of the option to purchase additional shares brought the total number of shares of common stock sold by Sage to 4,058,822 shares and increased the amount of gross proceeds raised in the offering, before underwriting discounts and estimated expenses of the offering, to approximately $345 million.

J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Morgan Stanley acted as joint book-running managers for the offering. Cowen and Company, LLC and Leerink Partners LLC served as lead managers.

The shares were being offered by Sage pursuant to an automatically effective shelf registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (SEC). The final prospectus supplement relating to and describing the terms of the offering was filed with the SEC on November 15, 2017, and is available on the SEC’s web site at www.sec.gov.

Copies of the final prospectus supplement and the accompanying prospectus relating to these securities may also be obtained by contacting one of the following: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by telephone at 866-803-9204; Goldman Sachs & Co. LLC at Prospectus Department, 200 West Street, New York, New York 10282, by telephone at 866-471-2526, by facsimile at 212-902-9316 or by e-mail at prospectusgroup-ny@ny.email.gs.com; or Morgan Stanley & Co. LLC at Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About Sage Therapeutics

Sage Therapeutics is a clinical-stage biopharmaceutical company committed to developing novel medicines to transform the lives of patients with life-altering central nervous system (CNS) disorders. Sage has a portfolio of novel product candidates targeting critical CNS receptor systems, GABA and NMDA. Sage’s lead program, a proprietary IV formulation of brexanolone (SAGE-547), has completed two Phase 3 clinical trials in postpartum depression. Sage is developing its next generation modulators, including SAGE-217 and SAGE-718, in various CNS disorders.

Forward-Looking Statements

Various statements in this release concerning Sage’s future expectations, plans and prospects, including without limitation, Sage’s plans to develop products to treat CNS disorders, constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond Sage’s control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation: the potential that Sage’s completed, ongoing and future clinical and non-clinical data may not be sufficient to file for or gain regulatory approval to launch and commercialize its product candidates; the potential that future pre-clinical and clinical results may be negative or may not support further development of Sage’s product candidates or that Sage may not be able to successfully demonstrate the efficacy and safety of its product candidates at each stage of development in a manner sufficient to obtain approval; the risk that actions or decisions of regulatory agencies may affect the initiation, timing and progress of clinical trials or Sage’s ability to file for or obtain approval; the potential for unexpected adverse events in the conduct of one of Sage’s clinical trials to impact its ability to continue the clinical trial or further development of a product candidate; the risk that Sage may encounter other unexpected hurdles or issues in the development and manufacture of its product candidates that may impact its timing or progress, as well as those risks more fully discussed in the section entitled “Risk Factors” in Sage’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in Sage’s subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Sage’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Sage explicitly disclaims any obligation to update any forward-looking statements.

Investor Contact:	Media Contact:

Sage Therapeutics Paul Cox, 617-299-8377 paul.cox@sagerx.com	Suda Communications LLC Maureen L. Suda, 585-355-1134 maureen.suda@sagerx.com